UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Corning Incorporated

(Name of Registrant as Specified In Its Charter)

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March 21, 2011

Dear Shareholder:

We are soliciting your support for: (1) nominees for election to the Board of Directors; (2) approval of the advisory vote on executive compensation; (3) support for a one-year frequency of that advisory vote on executive compensation, and (4) ratification of PricewaterhouseCoopers as independent registered public accounting firm; as well as (5) opposing the shareholder proposal that seeks a right for 10% of shareholders to call special meetings. We wanted to summarize the following items as you consider your vote:

PROXY MATTERS

•	Advisory Vote on Executive Compensation (Say-on-Pay)

•	Advisory Vote on Frequency of Advisory Vote on Executive Compensation (Frequency of Say-on-Pay)

•	Ratification of Appointment of Independent Public Accounting Firm

•	Shareholder Proposal for Special Shareholder Meetings

ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	Say-on-Pay vote is advisory and non-binding, but the Board values shareholder opinions

•	We believe our executive compensation program is well designed to support Corning’s strategic framework for creating shareholder value:

—	84% of total direct comp. delivered in annual & long-term incentives based on annual financial targets or stock price

—	Annual dilution less than 1%

—	Adjusted to reflect current economic conditions

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation program has evolved to reflect changing governance standards:

•	Named executive officers subject to stock ownership guidelines

—	Ownership of each exceeded guidelines in 2010

•	Equity plan prohibits repricing of stock options

•	Clawback policy adopted in 2007

•	Hedging policy prohibits officers/directors from trading in options

•	Benefits under all executive severance limited to 2.99X since July 2004

•	Reload stock options discontinued in 2003

Corning’s Board of Directors unanimously

recommends a vote of approval

ADVISORY VOTE ON FREQUENCY

OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	Frequency vote is advisory and non-binding, but the Board values shareholder opinions

•	We believe an annual advisory vote provides the most consistent communication with shareholders on Say-on-Pay

Corning’s Board of Directors unanimously

recommends an annual advisory vote

SHAREHOLDER PROPOSAL FOR SPECIAL

SHAREHOLDER MEETINGS

•	Proposal asking Board to amend By-Laws & Certificate so only 10% of shareholders can call special shareholder meetings

•	Corning’s Board of Directors opposes this shareholder proposal:

—	Costly and time-consuming

—	Most S&P 500 companies don’t allow shareholders to call special meetings

—	Proposed 10% shareholder level is very low

—	Most shareholder proposals seeking 10% special meeting call rights failed to pass at 2010 annual meetings

SHAREHOLDER PROPOSAL FOR SPECIAL

SHAREHOLDER MEETINGS

•	Special shareholder meetings are extraordinary events that are expensive, disruptive and time-consuming

•	Proposal is excessive and without clear benefit to other Corning shareholders:

—	Permits very small groups to call meetings

—	May be abused by self-interested shareholders

—	Allows advancing of narrow interests at company expense

—	Has no limits on number of special meetings

—	Best if shareholders use current Proxy & Annual Meeting process to raise issues

I hope you will join our Board in opposing the shareholder proposal. I also hope you will join in electing the six nominees to the Board of Directors, in approving the advisory vote on executive compensation and a one-year frequency of such advisory votes.

Very truly yours,

/s/ James B. Flaws
James B. Flaws
Vice Chairman and Chief Financial Officer